Exhibit 17(d)

Consent of Oppenheimer & Co. Inc.

Oppenheimer & Co. Inc. (“Oppenheimer”) hereby consents to the inclusion of our opinion letter, dated June 17, 2026, to: (i) the special committee (the “Committee”) of the Board of Directors (the “Board”) of Chicago Atlantic Real Estate Finance, Inc. (“REFI”); and (ii) the Board of REFI, each in their capacity as such, as Annex C to, and to the references thereto under the captions “Questions and Answers about the Special Meetings and the Merger,” “Summary of the Merger – Opinion of the REFI Special Committee’s Financial Advisor,” “Risk Factors – Risks Relating to the Merger,” “The Merger – Background of the Merger,” “The Merger – Reasons for the Merger – REFI” and “The Merger – Opinion of the REFI Special Committee’s Financial Advisor” in, the Joint Proxy Statement/Prospectus which forms a part of the Registration Statement on Form N-14 filed on the date hereof (the “Registration Statement”) relating to the proposed merger of REFI with and into Chicago Atlantic BDC, Inc. (“LIEN”), with LIEN as the surviving company.

In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Securities Act”), or the rules and regulations of the Securities and Exchange Commission promulgated thereunder, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “experts” as used in the Securities Act or the rules and regulations promulgated thereunder.

Notwithstanding the foregoing, it is understood that our consent is being delivered solely in connection with the filing of the above-mentioned Registration Statement and that our opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement (including any subsequent amendments to the above-mentioned Registration Statement), prospectus, proxy statement, information statement or any other document, without our prior written consent.

/s/ Oppenheimer & Co. Inc.

OPPENHEIMER & CO. INC.

Dated: July 30, 2026